EXHIBIT 5.1

June 27, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (File No. 333–196927) of our report dated February 20, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Encana Corporation’s Annual Report on Form 40-F for the year ended December 31, 2013.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants